Exhibit 1

POWER OF ATTORNEY

Daniel J. Ivascyn

The undersigned hereby constitutes and appoints the individuals named on Schedule A attached hereto and as may be amended from time to time, or any of them signing singly, with full power of substitution and resubstitution, the undersigned’s true and lawful attorney in fact to:

1.

execute for and on behalf of the undersigned, Schedules 13D and 13G (including any amendments thereto) as may be required under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any rule or regulation of the SEC, regarding the undersigned’s investment in any of the registered investment companies and business development companies (and any successor companies) listed on Schedule A attached hereto, as amended from time to time, and any other registered investment company or business development company affiliated with or established by Pacific Investment Management Company LLC (each a “Fund”);

2.

do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Schedules 13D or 13G, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

3.

take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney in fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney in fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney in fact’s discretion.

The undersigned hereby grants to each such attorney in fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution and resubstitution or revocation, hereby ratifying and confirming all that such attorney in fact, or such attorney in fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorneys in fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is any Fund assuming, any of the undersigned’s responsibilities to comply with Section 13 of the Exchange Act.

This Power of Attorney may be executed in written form, by facsimile or by other means using electronic or digital technology, whether it is a computer-generated signature, an electronic copy of the party’s true ink signature or otherwise.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Schedules 13D and 13G with respect to the undersigned’s holdings of and transactions in securities issued by any Fund, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys in fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 4th day of October, 2023.

/s/ Daniel J. Ivascyn
Daniel J. Ivascyn

SCHEDULE A

FUND NAME AND SYMBOL*

1.	PIMCO ENERGY & TACTICAL CREDIT OPPORTUNITIES FUND (and its successor name change to PIMCO DYNAMIC INCOME STRATEGY FUND) NRGX (PDX)

2.	PIMCO FLEXIBLE REAL ESTATE INCOME FUND REFLX

*	While one ticker symbol per Fund (as applicable) is listed, this Power of Attorney covers all ticker symbols of each Fund.

INDIVIDUALS APPOINTED AS ATTORNEY-IN-FACT,

WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION

1.	Michelle Fabre